Exhibit 10.11

Knowles Corporation Stock Option Agreement

We are pleased to inform you that the Compensation Committee of Knowles Corporation (“Knowles”) has granted you a stock option award under the terms of the Knowles Corporation 2014 Equity and Cash Incentive Plan (the “ Plan”). Congratulations!

Grants are made only to key officers and employees who are in a position to materially affect the profitability and growth of their organizations. Grants are given to those recognized as key to their operations, but the actual reward can only be earned in the future, as Knowles stock appreciates and your business performs well.

Non-Qualified Stock Option

Here are the details for your non-qualified stock option grant:

Number of shares of Knowles Common Stock [    ]

Option exercise price per share $ [    ]

Date of Grant [    ]

Your option is subject to all of the terms and provisions of the Plan, which terms and provisions are expressly incorporated into and made a part of your option as if set forth in full herein. A copy of the Plan is included with this award agreement. In addition, your option is subject to the following:

1. Your option shall expire on the tenth anniversary of the Date of Grant (the “Expiration Date”), subject to earlier termination as provided in the Plan.

2. Subject to the other provisions of the Plan regarding the exercisability of options granted thereunder, your option may be exercised, in whole or in part (but not for less than 500 option shares) with respect to full shares of Knowles Common Stock, at any time commencing on the third anniversary of the Date of Grant (or, if earlier, the occurrence of a change in control as defined in Paragraph 35 of the Plan) and on or prior to the Expiration Date by giving written notice to Knowles of the number of shares to be purchased accompanied by payment of the full purchase price of such shares as set forth in the Plan.

3. As provided in the Plan, at the time you exercise your option, in whole or in part, or at any time thereafter as requested by Knowles, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision as directed by Knowles, for any sums required to satisfy the minimum federal, state, local and foreign tax withholding obligations of Knowles or any of its affiliates, if any, which arise in connection with the exercise of your option. Knowles may, in its sole discretion, and in compliance with any applicable conditions or restrictions of law, withhold from fully vested shares of Knowles Common Stock otherwise issuable to you upon the exercise of your option that number of whole shares of Knowles Common Stock having a fair market value, determined by Knowles as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law.

4. Your option is not transferable by you other than by will or the laws of descent and distribution, except that all or any part (but in no event with respect to less than 500 option shares) of your option may be transferred to members of your immediate family (defined as your spouse, children and/or grandchildren), or to one or more trusts for the benefit of such family members as provided in the Plan. You may not receive any consideration for the transfer. Any portion of your option so transferred shall continue to be subject to the same terms and conditions that were applicable to your option immediately prior to its transfer (except that such transferred option or portion thereof may not be further transferred by the transferee during the transferee’ s lifetime).

5. Your option is a non-qualified stock option and shall not be treated for tax purposes as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”).

6. As a condition of receiving your Stock Option Award, you agree to be bound by the terms and conditions of the Knowles Corporation Anti-hedging and Anti-pledging Policy as in effect from time to time. The Anti-hedging and Anti-pledging Policy prohibits hedging or pledging any Knowles equity securities held by you or certain designees, whether such Knowles securities are, or have been, acquired under the Plan, another compensation plan sponsored by Knowles, or otherwise. Please review the Anti-hedging and Anti-pledging Policy to make sure that you are in compliance. You may obtain a copy of the current version of the Anti-hedging and Anti-pledging Policy by contacting                      at             .

Please acknowledge receipt of a copy of the Plan and your agreement to the terms and conditions set forth herein and therein by signing and returning one copy of this award agreement, whereupon your stock option will become a binding agreement between you and Knowles Corporation. The other copy is for your files.

Employee	[insert Title]

Date	For Knowles

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